EXHIBIT 3.4


DEAN HELLER                                      Filed # C1808500
SECRETARY OF STATE                               June 21, 2004
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299                   IN THE OFFICE OF
(775) 684-5708                                   /s/ DEAN HELLER
WEBSITE: SECRETARYOFSTATE.BIZ                    DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                            (PURSUANT TO NRS 78.380)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read attached instructions before completing form.

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
              (PURSUANT TO NRS 78.380 - BEFORE ISSUANCE OF STOCK)


1. Name of corporation:

   BV Pharmaceutical, Inc.              C18085-2000

2. The articles have been amended as follows (provide article numbers, if available):

   Article 3 The amount and price of stock is amended to be as follows:
             75,000 shares @ .001 each

3. The undersigned declare that they constitute at least two-thirds of the incorporators [X], or of the board of directors [ ] (check one box only)

4. Effective date of filing (optional):               N/A

                 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

                                               /s/ PAULETT HARRIS
   _______________________________________     _________________________________
                Signature                               Signature

*if more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                     Nevada Secretary of State Amend 78.380.2003
                                                             Revised on 10/30103